Exhibit 99.1

ARRIS to Acquire Ruckus Wireless and ICX Switch Business for $800 Million in Cash

Acquisition adds strong portfolio of wireless and wired networking products and key technologies to address rapidly growing wireless broadband markets for Enterprise and Service Providers

Transaction contingent on Broadcom closing its acquisition of Brocade Communications Systems, Inc., previously announced on November 2, 2016

Suwanee, GA, Singapore and San Jose, CA – February 22, 2017 – ARRIS International plc, (NASDAQ: ARRS) and Broadcom Limited (NASDAQ: AVGO) today jointly announced that they have entered into an agreement for ARRIS to acquire Brocade Communication Systems Inc.’s Ruckus Wireless and ICX Switch business for a cash consideration of $800 million, plus the additional cost of unvested employee stock awards, following the closing of Broadcom’s acquisition of Brocade. ARRIS expects the acquisition to be accretive to its Non-GAAP earnings per share in the first 12 months.

This portfolio will expand ARRIS’s leadership in converged wired and wireless networking technologies beyond the home into the education, public venue, enterprise, hospitality, and MDU segments. ARRIS plans to establish a dedicated business unit within the company focused on innovative wireless networking and wired switching technology to address evolving and emerging needs across a number of vertical markets. The business unit will be led by current Ruckus COO, Dan Rabinovitsj.

“We are building upon our successful history of making investments that significantly grow our business and create value for our customers, employees, shareholders and partners,” said Bruce McClelland, ARRIS CEO. “Driven by ever-growing demand for high-speed, reliable, and effortless connectivity, service providers and enterprises will continually invest in their wired and wireless networks. The next five years will see exciting changes as every service provider will become a wireless operator of some fashion. Enterprises and venues will upgrade their broadband networks to provide new innovative value-added services and faster, more seamless internet access.”

“We have a history of partnering with Ruckus and the talented employees that created this powerful brand and platform. We are excited to welcome 1,600 new employees and 10,000 new enterprise channels into the ARRIS family,” added McClelland.

“ARRIS is a leader powering today’s digital world, and this combination signifies a win-win for Ruckus wireless and ICX switching employees, partners and customers,” said Dan Rabinovitsj, Ruckus COO. “Joining the ARRIS team will allow us to accelerate the pace of innovation and expand our industry-leading networking portfolio, leveraging ARRIS resources and scale.”

“We are pleased to announce this transaction with ARRIS, which will allow us to focus our energy on quickly integrating Brocade’s Fibre Channel SAN business once we close the Brocade acquisition,” stated Broadcom CEO Hock Tan.

The closing of the transaction is subject to regulatory approvals in various jurisdictions and other customary closing conditions but does not require shareholder approval by either company, is not subject to any financing conditions, and is presently expected to close approximately one month following the closing of Broadcom’s acquisition of Brocade.

The transaction is contingent on Broadcom closing its acquisition of Brocade, previously announced on November 2, 2016 and approved by Brocade shareholders on January 26, 2017. Broadcom presently expects to close the Brocade acquisition in its third fiscal quarter ending July 30, 2017.

LionTree Advisors is acting as lead financial advisor, and Troutman Sanders LLP is acting as counsel to ARRIS on this transaction. Barclays is acting as lead financial advisor, and Latham & Watkins LLP is acting as counsel to Broadcom on this transaction.

Conference Call and Webcast Details

ARRIS will host a conference call at 5:00 pm ET today to discuss this announcement in conjunction with its fourth quarter 2016 earnings results. You may participate in this conference call by dialing (888) 713-4209 or (617) 213-4863 and providing the ARRIS International plc name, conference pass code 776 161 08#, and Bob Puccini as the moderator. A replay of the conference call can be accessed approximately two hours after the call through March 1, 2017 by dialing (888) 286-8010 or (617) 801-6888 and using the pass code 23890201. Live internet access to the call will be available through the Investor Relations section of the Company’s website at www.arris.com. A replay will also be made available for a period of 12 months following the conference call on ARRIS’s website at www.arris.com.

About Broadcom:

Broadcom Limited (NASDAQ: AVGO) is a leading designer, developer and global supplier of a broad range of analog and digital semiconductor connectivity solutions. Broadcom Limited’s extensive product portfolio serves four primary end markets: wired infrastructure, wireless communications, enterprise storage and industrial & other. Applications for our products in these end markets include: data center networking, home connectivity, broadband access, telecommunications equipment, smartphones and base stations, data center servers and storage, factory automation, power generation and alternative energy systems, and displays. Broadcom is co-headquartered in Singapore and San Jose, Calif. For more information about Broadcom please visit http://www.broadcom.com.

About ARRIS:

ARRIS International plc. (NASDAQ: ARRS) is a world leader in entertainment and communications technology. Our innovations combine hardware, software, and services across the cloud, network, and home to power TV and Internet for millions of people around the globe. The people of ARRIS collaborate with the world’s top service providers, content providers, and retailers to advance the state of our industry and pioneer tomorrow’s connected world. For more information, visit www.arris.com.

For the latest ARRIS news:

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ARRIS Contacts:

For Investors

Bob Puccini

ARRIS Investor Relations

+1.720.895.7787

bob.puccini@arris.com

For Media

Jeanne Russo

+1.215.323.1880

jeanne.russo@arris.com

Broadcom Contact:

Ashish Saran

Broadcom Limited

Investor Relations

+1.408.433.8000

investor.relations@broadcom.com

ARRIS and the ARRIS Logo are trademarks or registered trademarks of ARRIS International plc. All other trademarks are the property of their respective owners. © ARRIS International plc. 2017. All rights reserved.

Forward-Looking Statements

This release and other communications regarding the transaction contain forward-looking statements concerning the transaction, the expected benefits, and the timing of closing. Forward-looking statements generally may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “comfortable,” “trend” and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the possibility that proposed acquisition of Brocade by Broadcom will not be completed and the possibility that the proposed acquisition of the Ruckus Wireless broadband and ICX Switch business by ARRIS will not be completed, whether as a result of the failure to obtain necessary regulatory approvals, to satisfy any of the other conditions to the transactions or otherwise; adverse effects on the market price of ARRIS shares and on ARRIS’s operating results because of a failure to complete the acquisition; failure of ARRIS to realize the expected benefits of the acquisition; negative effects relating to the announcement of the possible acquisition or any further announcements relating to the acquisition or the consummation of the acquisition on the market price of ARRIS shares; significant transaction costs and/or unknown liabilities; customer reaction to the announcement of the proposed acquisition; possible litigation relating to the acquisition; general economic and business conditions that affect the combined companies following the consummation of the acquisition; commercial acceptance and use of the Shared Spectrum Small Cell market by ARRIS’s customers; changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws or their interpretation or application, regulations, rates and policies; future business acquisitions or disposals; and competitive developments. These factors are not intended to be an all-encompassing list of risks and uncertainties. Additional information regarding these and other factors can be found in ARRIS’s reports filed with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this release could cause ARRIS’s plans with respect to the business acquired from Broadcom, ARRIS’s actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove correct and persons reading this document are therefore cautioned not to place undue reliance on these forward-looking statements, which speak only as at the date hereof. ARRIS expressly disclaims any obligation to update or correct these forward-looking statements except as required by law.